Exhibit 10.2

Joinder Agreement

Reference is hereby made to that certain December 2020 Exchange Agreement and Amendment to Facility Agreement and Investors’ Rights Agreement, dated as of December 20, 2020 (the “Exchange Agreement”), among KemPharm, Inc., Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P. and such other lenders that become a party thereto by executing a joinder agreement.

The undersigned, being a Lender under the Facility Agreement (as defined in the Exchange Agreement), (A) acknowledges that it (i) has been provided with a copy of the Exchange Agreement (including the exhibits and schedules thereto) and (ii) has been afforded the opportunity to review the Exchange Agreement with its financial, tax and legal advisors; and (B) agrees (i) to become a Participating Lender under, and a party to, the Exchange Agreement and (ii) that the undersigned shall be fully bound by, and subject to, all of the covenants, terms, conditions, restrictions, and provisions of the Exchange Agreement, as the same may be amended, modified or restated from time to time, applicable to a Participating Lender with respect to the Note set forth opposite the undersigned’s name on Schedule 1 to the Exchange Agreement. The undersigned hereby acknowledges and agrees that the Prepayment Amount and Exchanged Principal Amount (each as defined in the Exchange Agreement) for the undersigned are as reflected on Schedule A hereto. Without limiting the foregoing, the undersigned acknowledges and agrees that, by executing this Joinder Agreement, the undersigned shall be deemed to make the representations and warranties set forth in Section 4.01 of the Exchange Agreement.

DELAWARE STREET CAPITAL MASTER FUND, L.P.

By:	/s/ Andrew G. Bluhm
Name:	Andrew G. Bluhm
Title:	Principal

Address: 900 North Michigan Ave

Chicago, IL 60611

Schedule A

Participating Lender	Prepayment Amount	Exchange Principal Amount	Remaining Principal as of 12/31/2020
Delaware Street Capital Master Fund, L.P.	$3,903,651	$4,052,733	$979,166